                                                                  Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of the reports of Deloitte & Touche LLP dated July 17, 1995 (August 21, 1995 as to Contingencies Note) incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1995, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Seattle, Washington
April 23, 1996